AUDITOR'S CONSENT


Stewart & Stevenson Services, Inc.
Houston, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements and schedules included in the Annual Report on Form 10-K of Stewart & Stevenson Services, Inc. for the year ended January 31, 1993.


                                                      /s/ Arthur Andersen & Co.

                                                      ARTHUR ANDERSEN & CO.


Houston, Texas
March 30, 1994